Exhibit 99.2 1 March 17, 2023 Cleansing Materials © 2023 WeWork

Executive Summary WeWork Inc. (“WeWork” or the “Company”) has negotiated a comprehensive recapitalization transaction (the “Transaction”) with an ad hoc group of bondholders representing approximately 60% of the Company’s public bonds and SoftBank, its largest shareholder The Transaction will (i) fully capitalize the Company, (ii) significantly reduce go-forward leverage, and (iii) extend the Company’s maturity runway through 2027 > Over $1bn of total funding and capital commitments, including $540mm in new funding, $175mm in new capital commitments, and $300mm in rolled capital commitments > Cancels or equitizes of approximately $1.5bn of total debt through the equitization of over $1bn of SoftBank debt and discounted exchanges of unsecured notes > Extends FY2025 maturity wall by two years; approximately $1.9bn of pro forma debt will now mature in FY2027 Post transaction, WeWork will have a much stronger balance sheet that will enable it to effectuate its business plan and growth strategy and fortify its position as the global leader in flexible workspace > The Company has realized significant improvement in operating performance, and expects to be Adjusted EBITDA positive in FY2023 and achieve material improvement in Adjusted EBITDA and Free Cash Flow in each year thereafter > The post-transaction balance sheet will allow the Company to pursue value-additive growth opportunities, providing further upside potential Broad support for the Transaction from existing stakeholders and a third-party investor demonstrates conviction in WeWork’s Business Plan and growth story 2

WeWork’s mission is to empower tomorrow’s world at work. WeWork’s purpose is to harness the power of community to make a positive impact on people and the environment. 3

WeWork’s Core Constituents WeWork’s Core Values Do the right thing. Colleagues Strive to be better, together. Members Be entrepreneurial. Shareholders Give gratitude. Partners Be human, be kind. Society 4

WeWork’s Three Legs of the Stool WeWork’s holistic suite of flexible product offerings will continue to lead the workspace market. WeWork Workplace WeWork Access > End-to-end software solution for managing hybrid work > Creates order for both employees Space-as-a-Service > All Access offering digitizes and employers alike WeWork spaces and provides end customers with ultimate flexibility > Enables flexibility without > Offering that provides flexibility of sacrificing connection and culture > Single membership card allows space, time, and portability of employees to “Work From cost, as companies move away > Facilitates shift from short-term Anywhere” from long-term leases return to office experiments to sustainable, long-term solutions > Marketplace offering strengthens > Proven membership base and membership through high- occupancy expected to normalize margin, value-added services to historical levels > Right-sized operations are expected to create operating leverage, a path to profitability and compelling unit economics > COVID has accelerated the shift to flexible workspace 5

Space-as-a-Service WeWork’s Core Product Offerings FULL-FLOOR OFFICE / DEDICATED DESK PRIVATE OFFICE OFFICE SUITE BUILDING Enjoy your own desk in a Have a private office space Utilize office space designed Secure a fully dedicated shared, private office with with access to meeting for larger teams with workspace with private access to professional rooms and professional available private amenities amenities and add your amenities and meeting amenities via add-ons personal branding rooms Ideal size: 1-5 people Ideal size: 1-20 people Ideal size: 20-100+ people Ideal size: 100+ people Term: Monthly or Annually Term: Monthly or Annually Term: Monthly or Annually Term: Monthly or Annually 6

Space-as-a-Service WeWork Turnkey Solution WeWork provides companies of all sizes a comprehensive and flexible solution that saves money by minimizing up front costs and maximizing the value of membership fee. Traditional office lease costs $ Property $ Utilities $ Design & construction $ FF&E All included in $ Enhanced health & safety measures WeWork membership fee $ Basic internet $ Cleaning $ Maintenance $ Security $ Pantry provisions 7

Space-as-a-Service The World’s Top Companies Trust WeWork Global infrastructure of world-class partnerships and service providers will allow WeWork to scale quickly. MEMBERS LANDLORD PARTNERS SERVICE PROVIDERS Note: Logos used herein are the property of third parties and for informational purposes only and do not imply any endorsement by 8 those companies of WeWork's company or products or vice versa.

WeWork is Taking Significant Office Lease Market Share

Flex as a % of Commercial Real Estate

U.S. Flexible Workspace Penetration of 3.5B total office supply RSF[1]

25%

Projected share of total flexible workspace market[1]

~5x

Projected increase in revenue by 2030[2]



JLL High Case TAM:
22.2%
JLL Base Case TAM:
13.3%
Implied wework
High: 5.6%
Base: 3.3%
2010
2012
2014
2016
2018
2020
2022
2024
2026
2028
2030

73% of survey respondents in the United States intend to have some type of **hybrid-work** arrangements as part of their steady state business going forward. In EMEA, the proportion of survey respondents for whom flex space is **currently less than 10%** of their real estate portfolio is expected to halve in the next two years from **86% to 41%.**
—CBRE "Office Occupier Sentiment Survey", April 2022 for the United States, May 2022 for EMEA[3]

Flex Sector Growth Drivers

i



Increasing adoption of hybrid work and rise of the "third workplace"

ii



Companies seeking flexibility of lease terms and potential cost savings

iii



Innovation in Workplace technology to drive collaboration and optimize RE footprint

Source: CBRE, JLL, and Green Street.
(1) Illustrative TAM analysis based on flexible workspace projections for U.S. only. Implied total flexible workspace SQFT based on estimated 2.5% 2020 flexible workspace penetration as percentage of total office space; Total office estimate based on Green Street estimate.
(2) Assumes total office market square footage and WeWork flexible workspace market share remains constant in the projection period. Based on projected base case flexible workspace penetration.
(3) For the United States and EMEA per CBRE "Office Occupier Sentiment Survey."

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Q4 2022 Market Overview

Consistent and material growth in workstation sales and All Access memberships.

	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22
Systemwide gross workstation sales (SF sold)(1)	142k (8.5m SF)	163k (9.8m SF)	202k (12.1m SF)	197k (11.8m SF)	217k (13.0m SF)	211k (12.7m SF)	205k (12.3m SF)	205k (12.3m SF)	206 (12.3m SF)
Consolidated gross workstation sales (SF sold)(1)	105k (6.3m SF)	120k (7.2m SF)	156k (9.4m SF)	153k (9.3m SF)	164k (9.9m SF)	166k (10.0m SF)	160k (9.6m SF)	162k (9.7m SF)	165k (9.9m SF)
Average commitment length (months)	20	21	22	21	20	20	19	19	19
Consolidated All Access and other legacy memberships	13k	15k	20k	32k	45k	55k	62k	67k	70k

(1) The square foot figure is based upon gross workstation sales multiplied by 60 square feet.

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Q4 2022 Operating Metrics Improved Physical Occupancy and strong ARPM have contributed to consistently improving Building Margin. (1) PHYSICAL MEMBERSHIP ARPM $514 $520 $508 $497 $500 $488 $500 $480 $485 $484 $484 $482 $481 $481 $477 $460 $440 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Actual FX Budget FX PHYSICAL OCCUPANCY 80% 75% 71% 70% 67% 70% 63% 60% 56% 50% 47% 50% 40% Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 % BUILDING MARGIN (36%) (34%) (16%) (1%) 5% 11% 13% 17% 11 (1) Physical Membership ARPM is calculated as Physical Membership Revenue divided by Average Physical Memberships.

Q4 2022 Leasing Market Share WeWork leasing activity has been substantially larger than the market in select cities. Equivalent % of Q4’22 Traditional Q4’22 WeWork WeWork Q4 Leasing WeWork as a % of Q4’22 Traditional Market Market Square Feet Square Feet as a Multiple of (1) Market Stock Square Feet (1) (2) Leased Leased Market Stock (1) Leased Boston ~1% 760k 160k 21% 17x New York ~1% 4,100k 950k 23% 21x Miami ~1% 710k 80k 11% 16x San Francisco ~0.5% 1,840k 240k 13% 22x Chicago ~0.5% 930k 170k 19% 40x London ~1.5% 2,100k 910k 44% 30x Dublin ~1% 560k 50k 8% 7x Paris ~1% 3,820k 430k 11% 17x Berlin ~0.5% 1,770k 190k 11% 34x (1) Please refer to “Market Share Methodology and Sources” in Appendix for additional information. (2) WeWork leasing activity based on total new workstations sold and renewed in each market multiplied by 60 square feet per 12 workstation.

Q4 2022 Physical Occupancy As of December 2022, 68 out of 99 consolidated markets had over 70% Physical Occupancy, with average (1) Physical Occupancy of 81% and Building Margin % of 22%. Number of 48 50 Markets 43 45 Q1’22 38 38 40 34 34 Q2’22 35 28 30 26 Q3’22 25 21 20 19 Q4’22 20 17 15 11 8 10 6 5 5 0 Physical Occupancy 0% - 50% 50% - 70% 70% - 80% 80% - 100% Workstations (Q4’22) 22k 222k 172k 315k % of Capacity (Q4’22) 3% 30% 24% 43% % of Revenue (Q4’22) 2% 23% 26% 49% Building Margin % (Q4’22) (26%) 6% 9% 29% Select Markets Silicon Valley, Tokyo, Mexico City, New York City, Sydney, London, São Paulo San José (Costa Rica), Washington DC, Atlanta, Seattle, Paris, Seoul, Minneapolis, Los Angeles, Boston Austin San Francisco Salt Lake City (1) Building Margin % is calculated as Building Margin divided by Adjusted Membership & Services Revenue. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP 13 measures are not provided.

5-Year Business Plan Overview WeWork has prepared long-term projections (the “Business Plan”) shown herein > The Business Plan has been prepared using a bottoms up approach at the country level, driven by the Company’s KPIs The Business Plan reflects management’s expectation of return of Physical Occupancy to near pre-pandemic levels > WeWork took a disproportionate share of the rental market in Q4’22 as the industry shifted to flexible workspace solutions ‒ For example, in New York, WeWork represents ~1% of the market but took ~23% share of the leased square footage. Similarly, in London, WeWork’s share was ~1.5% and ~44%, respectively > WeWork’s Physical Occupancy increased throughout FY2022 while occupancy rates for traditional office declined > COVID is expected to accelerate the trend away from traditional offices to flexible workspace The Business Plan projects WeWork to be Adjusted EBITDA positive in FY2023 and achieve material improvement in Adjusted EBITDA and Free Cash Flow in each year thereafter > Physical Membership Revenue is projected to increase as Physical Occupancy and Physical Membership ARPM improve ‒ Pre-pandemic Physical Occupancy for mature locations was ~88-90%, consistent with steady state rates in the Business Plan ‒ Projections assume less than 4% ARPM CAGR (FY’22-27). Notably, International markets renewals ARPM grew ~10% in H2’22 > All Access & On-Demand Revenue is expected to grow as WeWork continues to optimize its space to allow for harmonious co- offerings, develop additional products to best suit market needs, and drive growth in On-Demand > 24% YoY SG&A improvement projected in FY2023 through continued right-sizing initiatives and focus on leveraging technology to reduce costs ‒ The Company has selected a technology partner that will help upgrade its technology platform while reducing costs > The Business Plan includes the impact of exits announced during the Q3’22 earnings call plus additional rent savings opportunities in the U.S. 14

5-Year Business Plan Overview (Cont’d) The growth case of the Business Plan (the “Growth Case”) includes upside from pursuing potential acquisitions to capitalize on growing demand for flexible workspace once the Company’s capital constraints are resolved > The Company would seek to add ~25k desks annually in each of FY2025 – FY2027 in the Growth Case, though there is potential to execute value-accretive M&A and asset-light growth opportunities before FY2025 > The global co-working sector is very fragmented, with many small operators looking for strategic exits. A profitable and better- capitalized WeWork could be positioned to be the acquiror of choice > In addition to the Growth Case, management has prepared a base case (the “Base Case”) that shows projections in the absence of value-additive acquisitions The projections herein are shown based on the status quo capital structure as well as the capital structure pro forma for the Transaction These projections are forward-looking statements and subject to change (see Disclaimer at the end of this presentation) 15

5-Year Business Plan Consolidated Projections PHYSICAL WORKSTATIONS PHYSICAL MEMBERSHIPS FY23 – FY27 CAGR FY23 – FY27 CAGR Base Case: 0.4% 1,000k Base Case: 2.3% 1,000k Growth Case: 2.9% Growth Case: 4.8% 801k 776k 751k 722k 715k 707k 800k 800k 685k 661k 73k 48k 23k 635k – – 587k 65k 43k 21k 600k 600k 400k 400k 722k 727k 727k 727k 715k 635k 641k 642k 642k 587k 200k 200k – – FY2023 FY2024 FY2025 FY2026 FY2027 FY2023 FY2024 FY2025 FY2026 FY2027 Base Case Growth Base Case Growth (1) TOTAL REVENUE ADJUSTED EBITDA ($ in millions) ($ in millions) FY23 – FY27 CAGR FY23 – FY27 CAGR $1,477 $1,600 Base Case: 8.6% Base Case: 53.1% $5,708 $1,301 Growth Case: 12.4% Growth Case: 56.4% $1,400 $123 $6,000 $5,237 $1,099 $4,749 $81 $733 $1,200 $483 $4,148 $39 $234 $1,000 $3,573 $771 $4,000 $800 $1,354 $600 $1,219 $4,976 $4,754 $1,060 $4,515 $2,000 $4,148 $247 $3,573 $400 $771 $200 $247 $– $– FY2023 FY2024 FY2025 FY2026 FY2027 FY2023 FY2024 FY2025 FY2026 FY2027 Base Case Growth Base Case Growth 16 (1) See definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided.

5-Year Business Plan

Consolidated Projections (Cont'd)

In the Growth Case, the Company would seek to add approximately 25k desks each year from FY2025-27 through value-accretive acquisitions.

($ in millions, except Revenue per Member and Adj. EBITDA per Member)

	FY2023	FY2024	FY2025	FY2026[1]	FY2027[1]	FY2023 - FY2027 CAGR
Assumptions:						
New Desks Adds	–	–	23k	25k	25k	
New Desks Occupancy	–	–	88.0%	88.0%	88.0%	
Revenue per Member for New Desks	–	–	$11,328	$11,328	$11,328	
Adj. EBITDA per Member for New Desks[2]	–	–	$1,903	$1,903	$1,903	
Base Case Desks	715k	722k	727k	727k	727k	0.4%
New Desks	–	–	23k	48k	73k	
Total Desks	**715k**	**722k**	**751k**	**776k**	**801k**	**2.9%**
Base Case Memberships	587k	635k	641k	642k	642k	2.3%
New Desks Memberships	–	–	21k	43k	65k	
Total Memberships	**587k**	**635k**	**661k**	**685k**	**707k**	**4.8%**
Base Case Revenue	$3,573	$4,148	$4,515	$4,754	$4,976	8.6%
New Desks Revenue	–	–	234	483	733	
Total Revenue	**$3,573**	**$4,148**	**$4,749**	**$5,237**	**$5,708**	**12.4%**
Base Case Adj. EBITDA[2]	$247	$771	$1,060	$1,219	$1,354	53.1%
New Desks Adj. EBITDA[2]	–	–	39	81	123	
Total Adj. EBITDA[2]	**$247**	**$771**	**$1,099**	**$1,301**	**$1,477**	**56.4%**
Base Case Adj. EBITDA Margin	6.9%	18.6%	23.5%	25.7%	27.2%	40.9%
New Desks Adj. EBITDA Margin			16.8%	16.8%	16.8%	
Total Adj. EBITDA Margin	**6.9%**	**18.6%**	**23.1%**	**24.8%**	**25.9%**	**39.1%**
Memo: Illustrative Acquisition Cost	$-	$-	$222	$236	$236	

(1) Revenue per Member, EBITDA per Member and New Desks Occupancy for FY2026 and FY2027 assumed to be equal to FY2025.
(2) See definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided.

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Transaction Summary

The Transaction will achieve several important objectives and result in a more sustainable capital structure for the benefit of all stakeholders

> Provides Liquidity: Raises total funding and capital commitments of over $1bn

> De-Levers the Balance Sheet: Cancels or equitizes approximately $1.5bn of debt[(1)]. Pro forma for the Transaction, the Company's total debt reduces from $3.6bn to less than $2.4bn

> Extends Maturities: Extends FY2025 maturity wall by 2 years; approximately $1.9bn of pro forma funded debt will now mature in FY2027[(2)]

The new financing raised and committed in the Transaction is expected to fully fund WeWork's Business Plan and provide ample liquidity headroom

> Issuance of $500mm New 1L Notes and commitment for $475mm of New 1L Delayed Draw Notes in connection with the Transaction

> Substantial liquidity cushion, with approximately $630mm of consolidated liquidity projected at the Q3'24 trough

The Transaction will significantly de-lever the balance sheet and reduce cash interest going forward

> SoftBank will equitize $1.04bn of its 5.00% Senior Unsecured Notes into equity at a discount to par

> SoftBank will exchange the remaining $609.5mm of its 5.00% Senior Unsecured Notes into new debt and equity at a discount to par

> Public bondholders will exchange their 7.875% Senior Unsecured Notes and 5.00% Senior Unsecured Notes into either (a) new debt and equity or (b) equity, in each case at a discount to par

The Transaction will extend the Company's maturity runway through August 2027, subject to extensions of the LC facility

> In connection with the transaction, SoftBank Vision Fund II ("SVFII") will extend its guarantees for the LC facility to August 2027

The Transaction has broad consensus across the Company's capital structure, including the support of SoftBank and ~60% of public bondholders at launch

> Significant capital commitments primarily from existing bondholders, a third-party investor, and SoftBank demonstrate stakeholder confidence in the Company's projections and prospects

(1) Assumes 100% of public bondholders exchange into either (i) New 2L Exchange Notes and equity or (ii) New 3L Exchange Notes and equity.
(2) Based on pro forma debt balances as of illustrative March 31, 2023 Transaction closing.

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Transaction Overview[1]

Assumes 100% Bondholder Participation

($ in millions)

Transaction Sources	
New 1L Notes	$525
New 1L Delayed Draw Notes	475
New 2L Exchange Notes	914
New 2L Convertible Exchange Notes	188
New 3L Convertible Exchange Notes	270
New Equity Capital	40
Discount Captured	287
Equitization of SoftBank Notes	1,028
Equitization of Public Notes	183
Total Sources	**$3,909**

Transaction Uses	
Unsecured Notes Exchanged	$1,219
SoftBank Notes Exchanged/Equitized	1,650
SoftBank Secured Notes Repayment	250
PIK Backstop Fee on New 1L Notes	25
Cash to Balance Sheet	290
Undrawn Notes Commmitment	475
Total Uses	**$3,909**

			Current (as of 3/31/23)					Pro Forma (as of 3/31/23)			
	Maturity	Interest Rate	Amount	x FY24E Adj. EBITDA	Cash Interest	Total Interest	Adj.	Amount	x FY24E Adj. EBITDA	Cash Interest	Total Interest
Senior LC Facility	Mar 14, 2025[2]	6.125% [3]	$-		$62	$62	$-	$-		$62	$62
Junior LC Debt Facility	Mar 7, 2025[2]	S+9.90%	470		71 [5]	71	-	470		71	71
Senior Secured SoftBank Notes	Mar 15, 2025	7.5%/11%[4]	250		19	19	(250)	-		-	-
New 1L Notes	Aug 15, 2027	15.000%	-		-	-	525	525		37	79
New 1L Delayed Draw Notes ($475mm)	Aug 15, 2027	15.000%	-		-	-	-	-		-	-
New 2L Exchange Notes	Aug 15, 2027	11.000%	-		-	-	914	914		46	101
New 2L Convertible Exchange Notes	Aug 15, 2027	11.000%	-		-	-	188	188		9	21
New 3L Convertible Exchange Notes	Aug 15, 2027	12.000%	-		-	-	270	270		-	32
JapanCo Debt	Various	2.50-3.30%	22		-	-	-	22		-	-
Total Secured Debt			**$742**	**1.0x**	**$151**	**$151**	**$1,646**	**$2,388**	**3.1x**	**$224**	**$365**
Senior Unsecured Notes	May 1, 2025	7.875%	669		53	53	(669)	-		-	-
Senior Unsecured Notes	Jul 10, 2025	5.000%	550		28	28	(550)	-		-	-
SoftBank Senior Unsecured Notes	Jul 10, 2025	5.000%	1,650		83	83	(1,650)	-		-	-
Total Debt			**$3,611**	**4.7x**	**$314**	**$314**	**($1,223)**	**$2,388**	**3.1x**	**$224**	**$365**
Less: Cash & Cash Equivalents[6]			(155)				(290)	(445)			
Net Debt			**$3,456**	**4.5x**	**$314**	**$314**	**($1,513)**	**$1,943**	**2.5x**	**$224**	**$365**

Memo: PF Liquidity	
Cash & Cash Equivalents	$445
Undrawn Notes Commitment	475
Total Liquidity	**$920**

Memo: EBITDA	
FY23E EBITDA	$247
FY24E EBITDA	771

(1) Illustratively assumes March 31, 2023 Transaction closing. Assumes 100% of public bonds elect to exchange into 75 points of 2L Exchange Notes and 15 points of equity. Excludes Transaction costs / professional fees.
(2) SVFII credit support as co-obligor for Senior and Junior LC facilities to be extended to August 15, 2027 (in the event of an extension of the LC facilities) as part of the transaction.
(3) Based on LC fees of 6.00% and fronting fee of 0.125%.
(4) The secured notes receive 7.5% cash interest through February 15, 2024 and 11% PIK thereafter. Principal outstanding under the notes may not exceed $500mm.
(5) Based on 3-month term SOFR of 5.12% from Chatham Financial (as of March 10, 2023).
(6) Excludes restricted cash.

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Transaction Term Sheet

Structure / Implementation		
	New Money	> $675mm, including (i) $500mm New 1L Notes which will be offered to all non-SoftBank Public Noteholders and which is backstopped by the ad hoc group (the "AHG") and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes[1] from third-party, non-SoftBank investor(s) > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company's option; if Delayed Draw Notes option selected, then subject to SoftBank's drawn amounts being repaid in cash upon consummation of a transaction) > Following the issuance of $500mm of New 1L Notes in connection with the exchange offers, 1L Delayed Draw Notes from third party and SoftBank may be drawn as follows: (i) the first $250m from SoftBank and $125m from third party shall be drawn ratably; (ii) the final $50m from SoftBank and $50m from third party shall be drawn ratably; SoftBank and third party shall be entitled to a 12.5% PIK fee with respect to the portion of any 1L Delayed Draw Notes amount issued and outstanding above $250mm and $125mm, respectively > Third-party, non-SoftBank Investors to purchase 35mm of primary shares of WeWork at $1.15/share at closing
	Exchange Offers	> Public Noteholders exchange into (i) subject to a New Money commitment, New 2L Exchange Notes and equity, (ii) New 3L Exchange Notes and equity, or (iii) equity – Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Company > SoftBank has the option to exchange (i) $250mm of Unsecured Notes into New 2L Convertible Exchange Notes and equity and (ii) $359.5mm of Unsecured Notes into New 3L Convertible Exchange Notes and equity
	Equitization	> SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the 20-day volume weighted average common stock price 10 trading days pre and 10 trading days post-announcement of the Exchange (the "Common Equity VWAP")

(1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s).

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Transaction Term Sheet (Cont'd)

New 1L Notes / New 1L Delayed Draw Notes		
	Description	> First lien notes ("New 1L Notes") from participating Public Noteholders > New 1L Notes or New 1L Delayed Draw Notes from SoftBank and third-party, non-SoftBank investors – New 1L Delayed Draw Notes will be issued under the same indenture as the New 1L Notes, but under three separate series
	Size	> $675mm, including (i) $500mm offered to all non-SoftBank Public Noteholders and backstopped by the AHG and (ii) $175mm New 1L Notes or New 1L Delayed Draw Notes(1) (at the Company's option) from third-party, non-SoftBank investors at the same terms (including call protection, if drawn) as New 1L Notes > SoftBank to roll its $250mm of drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company's option; if Delayed Draw Notes option selected, then subject to SoftBank's drawn amounts being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes
	Interest Rate	> Drawn: 15.0% (7.0% Cash / 8.0% PIK), payable semi-annually / Undrawn: None > Default Rate: 2%
	Backstop Fee	> 5.0% PIK to the AHG ($500mm backstopped from AHG)
	Maturity	> August 15, 2027
	Security / Guarantees	> Secured on a first lien basis by all assets (subject to exclusions customary for facilities of this nature and on terms satisfactory to the AHG and SoftBank) consistent with the collateral securing the LC Facility > Pledge of 100% of the equity interests of WW Worldwide C.V. > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 1L Notes of each applicable series separately (the "Required 1L Noteholders")
	CoC	> Callable at 101% of par, "Change of Control" to be defined in a manner acceptable to the AHG and SoftBank
	Prepayment	> NC – 18 months from closing / par thereafter (subject to make-whole protection (to be defined in a manner acceptable to the AHG and SoftBank) during non-call period) > Equity Claw: WeWork may repay 35% of outstanding principal at 115.0% during non-call period
	Equity Option	> At the signing date, a third-party, non-SoftBank investors will have committed to purchase 35mm of primary shares of WeWork at $1.15/share at closing

(1) Delayed draw option for the third-party investor requires demonstration of fully-committed, unconditional and irremovable capital (e.g., letter of credit issued to WeWork) from third-party, non-SoftBank investor(s).

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Transaction Term Sheet (Cont'd)

New 2L Exchange Notes (Non-Convertible)

Description	> Second lien exchange notes ("New 2L Exchange Notes")
Exchange Price	> 7.875% Notes: 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 2L Exchange Notes + 15 cents of equity at the Common Equity VWAP)
Interest Rate	> 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually > Default Rate: 2%
Prepayment	> 101 equity claw for life > 101 refi call protection
Maturity	> August 15, 2027
Security / Guarantees	> Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) *pari passu* with the New 2L Convertible Exchange Notes and (iii) senior to the New 3L Exchange Notes and the New 3L Convertible Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Exchange Notes of each applicable series separately

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Transaction Term Sheet (Cont'd)

New 2L Convertible Exchange Notes		
	Description	> Second lien convertible exchange notes ("New 2L Convertible Exchange Notes")
	Exchange Price	> $250mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 2L Convertible Exchange Notes + 15 cents of equity at the Common Equity VWAP)
	Interest Rate	> 11.0% (5.0% Cash / 6.0% PIK), payable semi-annually > Default Rate: 2%
	Prepayment	> 101 equity claw for life > 101 refi call protection
	Maturity	> August 15, 2027
	Security / Guarantees	> Secured on a second lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes and the LC Facility, (ii) *pari passu* with the New 2L Exchange Notes and (iii) senior to the New 3L Exchange Notes and the New 3L Convertible Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 2L Convertible Exchange Notes of each applicable series separately
	Conversion Option	> The holder has the option to convert its New 2L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP > 18 months after closing date, 2L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period

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Transaction Term Sheet (Cont'd)

New 3L Exchange Notes (Non-Convertible)

Description	> Third lien exchange notes ("New 3L Exchange Notes")
Exchange Price	> 7.875% Notes: 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP) > 5.000% Notes (Series II): 90% of par (comprised of 75 cents of New 3L Exchange Notes + 15 cents of equity at the Common Equity VWAP)
Interest Rate	> 12.0% PIK, payable semi-annually > Default Rate: 2%
Prepayment	> 101 equity claw for life > 101 refi call protection
Maturity	> August 15, 2027
Security / Guarantees	> Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) *pari passu* with the New 3L Convertible Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Exchange Notes of each applicable series separately

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Transaction Term Sheet (Cont'd)

New 3L Convertible Exchange Notes

Description	> Third lien convertible exchange notes ("New 3L Convertible Exchange Notes")
Exchange Price	> $359.5mm principal amount of 5.000% Notes (Series I): 90% of par (comprised of 75 cents of New 3L Convertible Exchange Notes + 15 cents of equity at the Common Equity VWAP)
Interest Rate	> 12.0% PIK, payable semi-annually > Default Rate: 2%
Prepayment	> 101 equity claw for life > 101 refi call protection
Maturity	> August 15, 2027
Security / Guarantees	> Secured on a third lien basis by all collateral securing the LC Facility and the New 1L Notes with such security interest and lien to be (i) junior to the New 1L Notes, the LC Facility, the New 2L Exchange Notes and the New 2L Convertible Exchange Notes and (ii) *pari passu* with the New 3L Exchange Notes > Pledge of 100% of the equity interests of WW Worldwide C.V. > Guarantors to include each guarantor and each current "unrestricted subsidiary" (other than WeWork Japan GK, 1 Ariel Way Tenant Limited and WeCap business entities) under the existing drawn Secured Notes, the Public Notes and the LC Facility > Designation of any unrestricted subsidiaries will require the consent of the majority of the holders of the New 3L Convertible Exchange Notes
Conversion Option	> The holder has the option to convert its New 3L Convertible Exchange Notes into common equity at any time at a per share price equal to 1.3x Common Equity VWAP > 18 months after closing date, the 3L Convertible Exchange Notes mandatorily convert into common equity at 1.3x Common Equity VWAP if (i) the non-JV, wholly owned liquidity is greater than $250mm and (ii) the daily VWAP is equal to or greater than 250% the Common Equity VWAP for at least 20 trading days in a 30-trading day period

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Transaction Term Sheet (Cont'd)

LC Facility	Senior Tranche	> $960mm
	Junior Tranche	> $470mm
	Rate	> Senior LC Tranche: 6.0% > Junior LC Tranche: 3M SOFR + 9.90%
	Maturity	> Senior LC Tranche: March 14, 2025 > Junior LC Tranche: March 7, 2025
	SVFII Obligations	> SVFII reimbursement obligations and LC commitments under the LC Facility dynamically reduce dollar-for-dollar with LC utilization burn down (as provided in the existing LC credit facility documents) > SVFII shall only be obligated to reimburse existing LCs; credit support shall not be extended for new LCs; LCs shall not be issued to secure new leases > Subject to acceptable amendments to the LC Facility documents, SVFII shall continue to provide credit support under the existing credit facility until August 15, 2027 and shall work with Bank Lenders to continue to extend the maturity dates for the facility > Senior + Junior Upfront Fees payable May 2024 (150 bps) / August 2024 (50 bps)[1] > PIK Accrual Fees accrued through 2027 and payable at the earliest of maturity, acceleration and termination of the LC Facility – 7.045% Senior LC Fee Accrual Start: February 10, 2024 – 6.500% Junior LC Fee Accrual Start: November 30, 2023
	Security/ Guarantees	> Existing collateral > Pledge of 100% of equity interests of WW Worldwide C.V.
Public Notes Exchange	New Money Participants	> Subject to participation in pro rata share of New Money commitment, Public Noteholders have the option to exchange (i) at 90% of par into a combination of (x) 75 cents of New 2L Exchange Notes and (y) 15 cents of common equity at the Common Equity VWAP or (ii) at 90% of par into equity at a per share conversion price equal to the Common Equity VWAP – Any and all accrued or deferred portion of coupon paid in cash at closing
	Non-New Money Participants	> Public Noteholders offered the ability to exchange (i) at 90% of par into a combination of (x) 75 cents of 3L Exchange Notes and (y) 15 cents of equity or (ii) at 90% of par into equity at a per share conversion price equal to the Common Equity VWAP
	Minimum Participation	> Subject to minimum participation threshold of 90%, provided that such threshold may be waived or modified with the consent of the Company
	Negative Covenants	> Participating Public Noteholders to consent to stripping substantially all restrictive covenants in 7.875% Notes and 5.000% Notes indentures

(1) Reflects current agreed deferral terms.

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Transaction Term Sheet (Cont'd)

SoftBank	**Secured Notes**	> SoftBank to roll its $250mm existing drawn Secured Notes and $50mm Secured Notes into New 1L Notes or New 1L Delayed Draw Notes (at the Company's option; if Delayed Draw Notes option selected, then subject to SoftBank being repaid in cash upon consummation of a transaction) at the same economic terms (including call protection, if drawn) as New 1L Notes > Any and all accrued or deferred portion of coupon and fees paid in cash at closing > Remaining $200mm of $500mm Senior Secured Notes commitment to be canceled at closing > Prior to closing, the remaining $250mm Senior Secured Notes commitment may be drawn by the Company in separate draws, each subject to the terms of the NPA and subject to the following schedule: a request of no more than $50mm which may be made no earlier than April 1, 2023; a subsequent request of no more than $75mm which may be made no earlier than May 1, 2023; another subsequent request of no more than $75mm which may be made no earlier than June 1, 2023 and, if applicable, $50mm thereafter (provided all outstanding Senior Secured Notes, including any accrued but unpaid interest thereon, shall be repaid in cash to SoftBank at closing, except that a principal amount of up to $300mm of then outstanding Senior Secured Notes may, at the Company's election, either (i) be repaid in cash at closing in consideration for the issuance of up to $300mm of New 1L Delayed Draw Notes or (ii) remain outstanding and be exchanged for up to $300mm of New 1L Notes at closing)
	Unsecured Notes	> SoftBank has the option to exchange (i) $250mm of Unsecured Notes into (x) 75 cents of New 2L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP and (ii) $359.5mm of Unsecured Notes into (x) 75 cents of New 3L Convertible Exchange Notes and (y) 15 cents of equity at the Common Equity VWAP – Delayed Draw option shall not impair the ability to uptier SoftBank's Unsecured Notes into New 2L Convertible Exchange Notes and New 3L Convertible Exchange Notes > No Unsecured Notes to remain outstanding; SoftBank Unsecured Notes that do not exchange into either (i) New 2L Convertible Exchange Notes and equity or (ii) New 3L Convertible Exchange Notes and equity, exchange at 90% of par claims into common equity at a value established by the Common Equity VWAP > Any and all accrued or deferred portion of coupon paid in cash at closing
	Pro Rata Sharing	> Documentation to provide that, in the event WeWork commences a case under chapter 11 of the Bankruptcy Code, all new first lien notes and new second lien notes held by SoftBank must be classified with and receive the same treatment as the new first lien notes and new second lien notes held by non SoftBank investors, as applicable

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Transaction Term Sheet (Cont’d) > The Issuers, the 1L Notes Collateral Agent (as representative for the New Money 1L Noteholders), and Goldman Sachs International Bank (as representative for the “Secured Parties” (as defined in the L/C Credit Agreement)) (“GSIB”), shall enter into an intercreditor agreement based on the existing pari passu intercreditor agreement between the Issuers, GSIB, and the collateral agent under the existing Senior Secured Notes, subject to the below changes and additional technical changes to permit the addition of additional series of pari passu debt > The intercreditor agreement shall provide that (i) (x) prior to the occurrence of an LC Discharge Event (as defined below), GSIB shall be the “controlling agent”, including in any insolvency or liquidation proceeding (the “1L Controlling Agent”) and (y) after the occurrence of an LC Discharge Event, the 1L Notes Collateral Agent shall be 1L Controlling Agent and shall take direction on a majority vote basis with the full principal amount of each applicable series of New 1L Notes deemed to vote as directed by the majority of the holders of the New 1L Notes in such series and (ii) the parties to the intercreditor agreement shall not raise any objection to any debtor(s)-in-possession financing provided by or use of cash collateral under Section 363 of the Bankruptcy Code (or similar or equivalent provision of any other bankruptcy law) by the 1L Controlling Agent > The holders of the New 1L Notes and New 1L Delayed Draw Notes acknowledge and agree that: (i) the first lien secures all obligations under the Pari Intercreditor LC Facility, the New 1L Notes and the New 1L Delayed Draw Notes (collectively, the “First Lien Obligations”) and (ii) to the extent that the SVF (1) Agreement Obligor or any other person funds, pays, prepays, reimburses or cash collateralizes the LC Facility, (a) the SVF Obligor or such other person shall be subrogated to the rights of the Secured Parties and (b) the claims arising from such funding, payment, prepayment, reimbursement or cash collateralization shall rank pari passu in payment and security with the New 1L Notes and the New 1L Delayed Draw Notes. The holders of the New 1L Notes and New 1L Delayed Draw Notes agree that they shall not challenge the validity, enforceability or priority of claims, whether arising from subrogation or otherwise, of the SVF Obligor or such other person or the validity, enforceability or priority of any liens securing such claims of the SVF Obligor or such other person > “LC Discharge Event” means (i) the “Date of Full Satisfaction” under the LC Credit Agreement, (ii) the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor under the LC Credit Agreement (whether by the WeWork Obligors, the SVF Obligor or any other person), in each case, in full and in cash, including any funding, payment, prepayment, reimbursement or cash collateralization or prepayment in accordance with Sections 11.1 or 11.2 of the LC Credit Agreement or the Parent Indemnity, in each case, in full and in cash, or (iii) the SVF Obligor being subrogated to the rights of the Secured Parties as a result of the funding, payment, prepayment, reimbursement, or cash collateralization of the obligations of the WeWork Obligors and the SVF Obligor pursuant to Sections 11.1 or 11.2 of the LC Credit Agreement, in each case, in full and in cash > Affiliates of the Company shall only be entitled to vote their New 2L Notes in a dollar amount up to their respective amount of New 2L Notes held as of the Closing Date (inclusive of all subsequent PIK accruals) for purposes of voting on any plan of reorganization proposed in the Voting bankruptcy proceedings of the Company or any Guarantor; provided, that such plan treats the New 2L Notes owned by Affiliates in the same manner in which it treats the New 2L Notes held by non-Affiliates > Customary for facilities of this nature and to be on terms satisfactory to the AHG and SoftBank Events of Default > To include cross-default (without additional grace period) provisions for any Event of Default following the expiration of a grace period under (2) the LC Facility or other material indebtedness (1) Capitalized terms used in this section but not defined herein shall have the meanings ascribed to them in the LC Credit Agreement. 28 (2) This Event of Default shall apply only to the New 1L Indenture.

Transaction Term Sheet (Cont'd)

Registration Rights	> Customary resale registration rights for each party receiving equity securities pursuant to the transactions herein (including for the avoidance of doubt, the participating Public Noteholders), including: – The filing of registration statements on Form S-3 (or such other form if the Company is not then eligible to use such form (provided, that the Company shall use its reasonable best efforts to remain eligible to use Form S-3 in all circumstances for so long as the Company has obligations hereunder)) as follows: o For members of the AHG, no later than the first Business Day following the settlement of the Exchange Offers described herein o For all other Public Noteholders who participate in any Exchange Offer and who provide the notice and questionnaire set forth in the Offering Memorandum relating to the Exchange Offers no later than the 15th Business Day after the settlement of the Exchange Offers, such initial registration statement shall be filed no later than the 20th Business Day after the date of settlement of the Exchange Offers – Using commercially reasonable efforts to obtain effectiveness of such registration statements as soon as possible under applicable U.S. securities laws and maintaining the effectiveness of (i) the registration statement covering the resale of shares held by the AHG until the date on which all such shares of Class A Common Stock have been sold and (ii) the registration statement covering the resale of shares held by other Public Noteholders until the earliest of: (1) two years after the first date of original issuance of the New 1L Notes and (2) the date on which all such shares of Class A Common Stock have been sold – Customary piggyback registration rights for the AHG in the case of any primary offering of equity securities by the Company within 2 years of the settlement of the notes issued from the Exchange Offers – Registration rights will be subject to customary blackout periods – Customary expenses and indemnification provisions will be included as part of the registration rights > Without limiting any rights currently held, SoftBank will be granted registration rights comparable to those granted to the AHG
Fees and Expenses & Indemnification	> The fees and expenses incurred by Covered 1L Noteholders and Covered 2L Noteholders (each, defined below)[1] in administering and enforcing their respective notes will be paid by the Issuers and/or the Guarantors.
Ratings	> Company to use best efforts to obtain a rating for the New 1L Notes and New 2L Exchange Notes

(1) "Covered 1L Noteholders" shall mean a group of holders of New 1L Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 1L Notes at any time. "Covered 2L Noteholders" shall mean a group of holders of New 2L Exchange Notes (other than SoftBank and certain third-party, non-SoftBank investors) who hold at least 25% of the outstanding aggregate principal amount of New 2L Exchange Notes at any time.

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I. Appendix

A. Base Case Business Plan

5-Year Business Plan

Base Case – Consolidated Projections

($ in millions, except ARPM)	Q1'23	Q2'23	Q3'23	Q4'23	FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY21-27 CAGR
(a) Physical Workstations	726k	708k	711k	715k	746k	731k	715k	722k	727k	727k	727k	(0.4%)
QoQ/YoY Growth %	(1%)	(3%)	0%	0%		(2%)	(2%)	1%	1%	-	-	
Physical Memberships	542k	546k	567k	587k	469k	547k	587k	635k	641k	642k	642k	5.4%
QoQ/YoY Growth %	(1%)	1%	4%	4%		17%	7%	8%	1%	0%	-	
Cumulative Physical Workstations	2,182k	2,128k	2,132k	2,143k	9,427k (1)	8,965k	8,584k	8,640k	8,695k	8,726k	8,726k	(1.3%)
QoQ/YoY Growth %	(2%)	(2%)	0%	1%		(5%)	(4%)	1%	1%	0%	-	
(b) Physical Occupancy Rate	75%	77%	80%	82%	63% (2)	75% (2)	82%	88%	88%	88%	88%	5.8%
QoQ/YoY Increase	(0%)	2%	3%	2%		12%	7%	6%	0%	0%	-	
All Access Memberships	79k	102k	106k	108k	45k	70k	108k	111k	118k	118k	118k	17.4%
QoQ/YoY Growth %	12%	30%	4%	1%		58%	54%	3%	6%	-	-	
(c) Membership & Services Revenue	$842	$862	$905	$950	$2,468	$3,201	$3,558	$4,127	$4,482	$4,701	$4,890	12.1%
(d) Other Revenue	4	4	3	4	102	44	15	21	33	53	85	(2.9%)
Total Revenue (e)	**$846**	**$866**	**$908**	**$954**	**$2,570**	**$3,245**	**$3,573**	**$4,148**	**$4,515**	**$4,754**	**$4,976**	**11.6%**
QoQ/YoY Growth %	(0%)	2%	5%	5%		26%	10%	16%	9%	5%	5%	

COMMENTARY

(a) Physical Workstations are expected to decrease in FY2023 due to planned location exits and franchising of certain markets, increase slightly in FY2024 and FY2025 as the Company finalizes build out of projects previously delayed, and remain flat thereafter

- Projections exclude impact of re-densification efforts that could result in incremental 20k desks without significant additional capital outlay

(b) Physical Occupancy Rate is expected to increase to 88%, reflecting expectation of increased demand as the market share of flexible workspace grows and economies around the world emerge from COVID-19

(c) Membership & Services Revenue is expected to increase significantly with (i) increase in Physical Membership Revenue and (ii) increase in All Access and On-Demand Revenue

(d) Other Revenue includes Workplace revenue and revenue from non-core offerings / ventures

(e) Q1'23 Total Revenue and Adjusted EBITDA are expected to be $830-855mm and $(25)-0mm, respectively, per guidance. Point estimates shown for illustrative purposes

- Q1 revenue growth is usually lower than other quarters due to impact of contract renewals / higher churn at year-end; Q1'23 YoY growth was 11%

Note: Figures shown above represent actuals through Q4'22 and management forecast thereafter.
(1) Includes Israel until franchise of market in June 2021.
(2) Occupancy for mature WeWork locations that have been in operation for at least 18 months or are at least 70% occupied is 63% as of December 31, 2021 and 76% as of December 31, 2022 (see definition in Appendix).

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5-Year Business Plan

Base Case – Consolidated Projections (Cont'd)

($ in millions, except ARPM)	Q1'23	Q2'23	Q3'23	Q4'23	FY2021	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY21-27 CAGR
Total Revenue (e)	**$846**	**$866**	**$908**	**$954**	**$2,570**	**$3,245**	**$3,573**	**$4,148**	**$4,515**	**$4,754**	**$4,976**	**11.6%**
(f) Location Operating Expenses[1]	(708)	(675)	(686)	(690)	(3,070)	(2,908)	(2,760)	(2,810)	(2,865)	(2,915)	(2,971)	
(g) Pre-Opening Expenses	(8)	(11)	(8)	(5)	(159)	(121)	(32)	(12)	(14)	(18)	(18)	
(h) SG&A[1]	(143)	(129)	(131)	(132)	(875)	(693)	(535)	(555)	(577)	(602)	(634)	
(i) **Adj. EBITDA** (e)	**($13)**	**$51**	**$83**	**$127**	**($1,533)**	**($477)**	**$247**	**$771**	**$1,060**	**$1,219**	**$1,354**	**N.M.**
Adj. EBITDA Margin %[2]	(2%)	6%	9%	13%	(60%)	(15%)	7%	19%	23%	26%	27%	
Memo: Building Margin												
Membership & Services Revenue	$842	$862	$905	$950	$2,468	$3,201	$3,558	$4,127	$4,482	$4,701	$4,890	12.1%
Less: Unconsolidated Management Fee Rev.	6	6	6	6	9	18	25	26	27	29	30	22.3%
Adj. Membership & Services Revenue (A)	**$836**	**$856**	**$898**	**$944**	**$2,458**	**$3,183**	**$3,533**	**$4,101**	**$4,455**	**$4,672**	**$4,860**	**12.0%**
Location Operating Expenses	($708)	($675)	($686)	($690)	($3,070)	($2,908)	($2,760)	($2,810)	($2,865)	($2,915)	($2,971)	
Less: Indirect Location Operating Expenses	(23)	(22)	(20)	(20)	(99)	(94)	(84)	(83)	(86)	(90)	(95)	
(f) **Adj. Location Operating Expenses (C)**	**($685)**	**($653)**	**($667)**	**($671)**	**($2,970)**	**($2,814)**	**($2,675)**	**($2,727)**	**($2,778)**	**($2,825)**	**($2,876)**	**(0.5%)**
(i) **Building Margin (A - C)**	**$151**	**$203**	**$232**	**$273**	**($512)**	**$369**	**$858**	**$1,373**	**$1,676**	**$1,847**	**$1,984**	**N.M.**
Building Margin %[3]	18%	24%	26%	29%	(21%)	12%	24%	33%	38%	40%	41%	

COMMENTARY

(f) Location Operating Expenses, which includes Lease Costs and Other Location Operating Expenses, is projected to decrease in FY2023 and increase slightly thereafter with increase in Physical Memberships

(g) Pre-Opening Expenses line includes expenses from the time of possession of space until the first revenue generating customer is in the building

- Includes Lease Costs of pre-open locations, with slight ramp-up for opex as opening date nears
- Pre-open locations are excluded from KPIs

(h) FY2023 SG&A estimate of $535mm represents a 24% improvement over FY2022. The Company foresees significant SG&A improvement in FY2023 from various right-sizing initiatives. The Company's continued focus on technology is expected to help further reduce SG&A costs

(i) Adjusted EBITDA and Building Margin are projected to improve as top line grows due to inherent operating leverage of the business

Note: Figures shown above represent actuals through Q4'22 and management forecast thereafter. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided.
(1) Exclusive of stock-based compensation and other expenses excluded from Adjusted EBITDA.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue.
(3) Building Margin % is calculated as Building Margin divided by Adjusted Membership & Services Revenue.

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5-Year Business Plan

Base Case – Consolidated Projections (Cont'd)

($ in millions, except ARPM)	Q1'23	Q2'23	Q3'23	Q4'23	FY2021	FY2022[2]	FY2023	FY2024	FY2025	FY2026	FY2027	FY21-27 CAGR
Memo: Physical Membership Revenue and ARPM												
Adj. Membership & Services Revenue	$836	$856	$898	$944	$2,458	$3,183	$3,533	$4,101	$4,455	$4,672	$4,860	
(j) Less: Access & On-Demand Revenue	55	67	70	72	71	178	264	307	346	375	387	
(k) **Physical Membership Revenue (B)**	**$780**	**$789**	**$828**	**$872**	**$2,388**	**$3,005**	**$3,270**	**$3,794**	**$4,109**	**$4,298**	**$4,473**	**11.0%**
Average Physical Memberships (D)	540k	540k	560k	580k	408k	521k	555k	618k	638k	642k	642k	7.8%
(l) **Physical Membership ARPM (B / D)[1]**	**$482**	**$487**	**$493**	**$501**	**$487**	**$481**	**$491**	**$512**	**$536**	**$558**	**$580**	**3.0%**
QoQ/YoY Growth %	0%	1%	1%	2%		(1%)	2%	4%	5%	4%	4%	
Based on Status Quo Capital Structure:												
(m) Net cash provided by operating activities	($251)	($120)	($129)	($25)	($1,912)	($733)	($526)	$35	$394	$810	$912	
(n) Purchases of property, equip. & cap. software	(110)	(67)	(56)	(29)	(337)	(338)	(262)	(134)	(124)	(124)	(124)	
Free Cash Flow	**($361)**	**($187)**	**($185)**	**($55)**	**($2,249)**	**($1,071)**	**($788)**	**($99)**	**$269**	**$686**	**$788**	
Cash paid during the period for interest	$79	$59	$109	$59	$197	$248	$306	$339	$282	$-	$-	
Cash received for oper. lease incentives - TA[3]	68	44	15	14	404	162	140	5	-	-	-	
Non-cash GAAP straight-line lease cost	11	7	5	(5)	303	154	18	(59)	(98)	(128)	(163)	
Amortization of lease incentives	(66)	(66)	(63)	(63)	(322)	(289)	(256)	(250)	(248)	(246)	(243)	

COMMENTARY

- (j) Access & On-Demand Revenue reflects expectation of growth in All Access Memberships and On-Demand usage
- (k) Physical Membership Revenue is expected to increase with increase in Physical Occupancy Rate and Physical Membership ARPM
- (l) Physical Membership ARPM increase reflects planned price increases, reduction in heavily discounted / free-month promotions, and a weakening of the U.S. Dollar compared to FY2022 levels
- (m) Net cash provided by operating activities includes ~$180mm of payments expected in FY2023 in connection with lease terminations / exits. Q1'23 has higher working capital outflows than other quarters due to one-time cash management timing between Q4'22 and Q1'23
- (n) Purchases of property, equipment and capitalized software includes upfront capex capital to initially build out a location, maintenance capex, and capitalized personnel and software costs

Note: Figures shown above represent actuals through Q4'22 and management forecast thereafter. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided.
(1) Physical Membership ARPM is calculated as Physical Membership Revenue divided by Average Physical Memberships.
(2) Consolidated cash and cash equivalents balance (excluding cash and cash equivalents held for sale and restricted cash) is $287mm as of December 31, 2022, of which approximately $61mm is held at JVs/VIEs.
(3) Represents cash received for operating lease incentives — tenant improvement allowances.

wework KIRKLAND & ELLIS PJT Partners 34

5-Year Business Plan Base Case – Consolidated Projections (Cont’d) FY21-27 CAGR ($ in millions, except ARPM) Q1'23 Q2'23 Q3'23 Q4'23 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 Based on Pro Forma Capital Structure: Net cash provided by operating activities ($296) ($94) ($98) $1 ($1,912) ($733) ($488) $109 $406 $663 $774 Purchases of property, equip. & cap. software (110) (67) (56) (29) (337) (338) (262) (134) (124) (124) (124) Free Cash Flow ($406) ($161) ($155) ($29) ($2,249) ($1,071) ($750) ($25) $282 $538 $650 o Net increase (decrease) in cash⁽¹⁾ $278 ($150) ($150) ($17) $81 ($636) ($39) $135 $160 $558 ($2,546) Cash, Cash Equivalents & Restr. Cash - BoP $299 $577 $427 $277 $854 $935 $299 $260 $395 $555 $1,114 Cash, Cash Equivalents & Restr. Cash - EoP $577 $427 $277 $260 $935 $299 $260 $395 $555 $1,114 ($1,433) p Undrawn Commitments $475 $475 $475 $468 $550 $500 $468 $328 $– $– $– q Cash paid during the period for interest 124 32 79 33 197 248 268 265 269 147 138 Debt Repayments /Maturities (250) (250) (470) (3,216) – – – – – – – 120 90 60 30 30 Cash Collateral Balance⁽²⁾ – – – – – – COMMENTARY > Net increase (decrease) in cash, cash equivalents and restricted cash includes cash from financing activities, including (i) $500mm from issuance of 1L Notes at o Transaction closing, (ii) $250mm repayment of SoftBank secured notes at Transaction Closing, and (iii) future draws of the $475mm New 1L Delayed Draw Notes ‒ FY2025 includes maturity of the Senior and Junior LC facilities ‒ Replacement of collateral upon maturity of Senior LC facility in March 2025 is not accounted for > Undrawn commitments in FY2023 onwards include unused portion of $475mm of New 1L Delayed Draw Notes raised from SoftBank and a third-party investor p in connection with the contemplated Transaction > FY2025 cash interest includes guarantee fees payable to SoftBank under the Senior and Junior LC facilities; the guarantee fees shall be extended to FY2027 if q the LC facilities are extended Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter. Pro forma figures assume (i) 100% of 7.875% Senior Unsecured Notes and 5.000% Senior Unsecured Notes (Series II) elect to exchange into 75 points of New 2L Exchange Notes and 15 points of equity and (ii) March 31, 2023 Transaction closing. Pro forma figures exclude Transaction costs / professional fees. See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking reconciliations of non-GAAP measures are not provided. (1) Represents Net increase (decrease) in cash, cash equivalents and restricted cash. 35 (2) Cash collateral is included in the restricted cash balance.

5-Year Business Plan Base Case – Consolidated Projections (Cont’d) PHYSICAL WORKSTATIONS PHYSICAL MEMBERSHIPS (in thousands) (in thousands) 800 700 641 642 642 635 587 746 600 547 731 750 727 727 727 722 715 469 500 700 400 650 300 600 200 550 100 500 – FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 PHYSICAL OCCUPANCY RATE PHYSICAL MEMBERSHIP ARPM 100% $700 $580 $558 $600 88% 88% 88% $536 88% $512 90% $487 $491 $481 $500 82% 80% 75% $400 $300 70% 63% $200 60% $100 50% $– FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 36 Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter.

5-Year Business Plan Base Case – Consolidated Projections (Cont’d) TOTAL REVENUE ADJUSTED MEMBERSHIP & SERVICES REVENUE ($ in millions) ($ in millions) $4,976 $4,860 $4,754 $4,672 $5,000 $5,000 $4,515 $4,455 $4,148 $4,101 $4,000 $4,000 $3,573 $3,533 $3,245 $3,183 $3,000 $3,000 $2,570 $2,458 $2,000 $2,000 $1,000 $1,000 $– $– FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 (1) (1) BUILDING MARGIN ADJUSTED EBITDA ($ in millions) ($ in millions) $1,354 $2,200 $1,984 $1,500 $1,219 $1,847 $1,060 $1,676 $771 $1,000 $1,700 $1,373 $500 $247 $1,200 $858 $– $700 $369 ($500) ($477) $200 ($1,000) ($300) ($1,500) ($1,533) ($512) ($800) ($2,000) FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 Note: Figures shown above represent actuals through Q4’22 and management forecast thereafter. (1) See GAAP to non-GAAP reconciliation of historical periods and definition of non-GAAP measures in Appendix. Forward-looking 37 reconciliations of non-GAAP measures are not provided.

B. Supplemental Information

Parent Lease Obligations Corporate guarantees comprise the largest component of credit support for leases. (1) (2) RENT & PARENT LEASE OBLIGATIONS PARENT LEASE OBLIGATIONS SCHEDULED TO REDUCE OVER TIME ($ in millions) ($ in millions) $30,000 $5,000 $27,490 $4,500 $25,000 $4,000 $20,000 $3,500 $3,000 Corporate Guarantees: $3.7bn $15,000 Letters of Credit: $1.0bn $2,500 Security Deposits: $210mm Surety Bonds: $69mm $2,000 $10,000 $1,500 $4,954 $5,000 $1,000 $500 $– Total Parent Lease Total Rent Commitment Obligations $– FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 Corporate Guarantees Letters of Credit Security Deposits Surety Bonds Corporate Guarantees Letters of Credit Security Deposits Surety Bonds Note: Parent lease obligations shown above exclude China, India, and Israel. (1) Parent Lease Obligations are as of December 2022. Rent Commitment is estimate for December 2022. Rent Commitment represents the total undiscounted fixed minimum lease cost payments for Finance Leases and Operating Leases. 39 (2) Figures represent Parent Lease Obligations at year-end.

Parent Guarantees and Letters of Credit The below represents Parent Guarantees and Letters of Credit broken out by vintage year related to when the lease associated with each form of credit support commenced. (1) (1) PARENT GUARANTEES LETTERS OF CREDIT ($ in millions) ($ in millions) $1,000 $3,500 $900 $3,000 $800 $2,500 $700 $600 $2,000 $500 $1,500 $400 $1,000 $300 $200 $500 $100 $– $– FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30 FY31 FY32 FY22 FY23 FY24 FY25 FY26 FY27 FY28 FY29 FY30 FY31 FY32 2012 2013 2014 2015 2016 2017 2018 2012 2013 2014 2015 2016 2017 2019 2020 2021 2022 2023 2025 2018 2019 2020 2021 2022 2023 40 (1) Figures represent Parent Guarantees or Letters of Credit, as applicable, at year-end.

Transformed Operating Structure

WeWork has right sized its business operations, cost structure, real estate portfolio and improved its value proposition.

- Realized **~$1.6bn in SG&A savings** since 2019[(1)]
- Executed **250+ full lease terminations and 500+ amendments,** which collectively resulted in a **$10.7bn reduction in total fixed rent obligation**[(2)]

STREAMLINED OPERATIONS AND EXPENSES

- Reduced location and operating expenses
- Significantly reduced SG&A expenses
- Divested all non-core businesses

OPTIMIZED PORTFOLIO

- Achieved annualized rent savings as a result of our portfolio optimization effort
- Franchise and other management agreements in China, India, Israel and Latin America where local capital and expertise strengthen WeWork's international business

STRENGTHENED VALUE PROPOSITION

- Outsized growth vs commercial office market
- Sequential growth in occupancy and revenue since April 2021 show continued momentum
- All Access memberships reached 70k in Q4'22 as Enterprise clients and SMBs alike continue strong adoption
- Launched WeWork Workplace for operators and occupiers to manage their space, a true end-to-end solution for modern workplace needs

(1) Based on FY2022 as compared to FY2019, including divestitures of non-core assets. Expenses reflect adjusted SG&A expense, excludes stock-based compensation.
(2) As of Q4'22.

wework KIRKLAND & ELLIS PJT Partners 41

Portfolio Optimization Opportunities

The Company has been actively pursuing portfolio optimization opportunities, including partial or full exits and/or rent re-negotiations.

The Company reviews the real estate portfolio on a continual basis seeking to obtain a path to profitability at each location

> Several factors are considered when identifying targets for potential exits and/or rent reductions, including (i) recent building financials, (ii) outstanding lease security, (iii) current market rents, (iv) operational challenges, and (v) ability to retain members in nearby/alternative buildings

From Q4'19 to Q4'22, WeWork executed over 500 amendments, including partial terminations, rent reductions, rent deferrals, and tenant allowance offsets, and over 250 full terminations

> These negotiations collectively resulted in a $10.7bn reduction in total fixed rent obligation

> Amendments impacted ~40% of the leased locations in the Company's global consolidated portfolio[1]

> Geographic distribution of the 500 amendments is as follows: 38% in US & Canada, 25% EMEA, 27% Latin America, 8% Pacific, and 1% China[2]

The Company has identified approximately 40 potential full exits in US & Canada that were announced in the Q3'22 earnings call

> The Business Plan includes the impact of these exits

> Members at most of these locations have been relocated to other buildings; in general, the Company is able to relocate 80-90% of members to alternative locations

> To date, the Company has fully executed termination agreements for 23 of the locations

The Company is actively renegotiating existing leases and expects to achieve significant rent savings through those discussions

> A&G Realty has been retained to assist the Company with rent renegotiations for certain US & Canada locations

(1) Based on number of locations impacted over total locations at year-end FY2019, excluding China.
(2) China amendments only included for periods in which ChinaCo was consolidated.

wework KIRKLAND & ELLIS PJT Partners 42

Corporate Structure WeWork Inc. [Delaware Corp] 100% WW Holdco LLC (Delaware LLC) 100% The We Company MC LLC (1) [Delaware] ~100% The We Company Management Holding L.P. (2) [Cayman] 100% WeWork Companies LLC [Delaware] 100% 100% WeWork Companies 99% Partner LLC [New York] WW Worldwide CV [Netherlands] 1% 100% WeWork Companies (International) B.V. [Netherlands] 100% US Subsidiaries Non-US Subsidiaries (1) The We Company MC LLC is the general partner of The We Company Management Holdings L.P. It also holds directly and indirectly effectively 100% of the economic and control interest in The We Company Management Holdings L.P. (2) Certain former executives own profits interests in The We Company Management Holdings L.P., which are convertible into equity of 43 WeWork Inc.

GAAP to Non-GAAP Reconciliation

($ in millions)	FY2021	FY2022
Net Loss[1]	**($4,632)**	**($2,295)**
Income tax (benefit) provision[1]	3	6
Interest and other (income) expenses, net[1]	931	698
Depreciation and amortization[1]	709	641
Restructuring and other related costs[1]	434	(200)
Impairment / (gain on sale) of goodwill, intangibles and other assets[1]	870	625
Stock-based compensation expense[2]	110	49
Other, net[3]	42	(1)
Adj. EBITDA	**($1,533)**	**($477)**
Membership & Services Revenue	**$2,468**	**$3,201**
Less: Unconsolidated Management Fee Revenue	9	18
Adj. Membership & Services Revenue	**$2,458**	**$3,183**
Location Gross Profit / (Loss) Including Depreciation & Amortization	**($1,289)**	**($315)**
Depreciation and amortization	672	602
Location Gross Profit / (Loss) Exclusive of Depreciation & Amortization	**($617)**	**$286**
Unconsolidated Management Fee Revenue	(9)	(18)
Stock-based compensation expense	15	6
Indirect location operating expenses	99	94
Building Margin	**($512)**	**$369**

(1) As per Company's Consolidated Statement of Operations.
(2) Represents the non-cash expense of equity compensation arrangements for employees, directors, and consultants.
(3) Other, net includes expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by WeWork in connection with regulatory investigations and litigation regarding WeWork's 2019 withdrawn initial public offering and certain related transactions with SoftBank, net of any insurance or other recoveries, significant non-ordinary course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

wework KIRKLAND & ELLIS PJT Partners 44

Terms and Definitions Overall Business Definitions: > Space-as-a-Service: WeWork’s existing flexible workspace business, including incremental growth for WeWork’s flexible workspace business. Includes revenues associated with asset-light management or franchise agreements with landlords where WeWork operates the space in exchange for a fee. Included in Membership and Services revenue in consolidated financial statements. > WeWork Access: On Demand pay-as-you-go or All Access monthly membership providing an individual with access to over 500 WeWork locations. Included in Membership and Services revenue in consolidated financial statements. > WeWork Workplace: turnkey third-party flexible workspace management solution leveraging WeWork’s property and technology platform. Operating KPIs: > Locations: represents the estimated number of open locations. A location is considered open when it begins to generate revenue. > Workstation Capacity: Represents the estimated number of workstations available at open locations (may also be referred to as ‘Workstations’ or ‘Physical Workstations’). > Physical Memberships: The number of WeWork physical memberships which is the number of occupied workstations in a given period. > Physical Occupancy: is the number of physical memberships divided by workstation capacity. > Mature Occupancy: is the number of physical memberships in mature buildings divided by workstation capacity in mature buildings. Mature buildings have been open for at least 18 months or are at least 70% occupied as of the date of the figure. > Physical Average Revenue per Membership (“ARPM”): membership and services revenue less revenue attributable to All Access and On Demand memberships, unconsolidated management fee revenue and workplace management fee revenue, divided by consolidated cumulative physical memberships in the period. > All Access & Other Legacy Memberships: includes All Access monthly subscription memberships and Other Legacy Memberships. Financial Metrics: > Location Operating Expenses: include the day-to-day costs of operating an open location and exclude pre-opening costs, depreciation and amortization and sales and marketing, which are separately recorded. > Lease Cost: is recognized on a straight-line basis over the life of the lease term in accordance with GAAP and is the most significant component of location operating expenses. > Direct Other Location Expenses: include utilities, ongoing repairs and maintenance, cleaning expenses, office expenses, security expenses, credit card processing fees and food and beverage costs. Direct location operating expenses also include personnel and related costs for the teams managing buildings. > Indirect Other Location Expenses: include certain expenses that are necessary to operate buildings but not directly tied to an individual building. Examples of these expenses include certain regional management and teams managing member relations, and facilities management. > Pre-Opening Expense: consist of expenses (including all lease costs, which also include non-cash GAAP straight-line lease cost) incurred before a location opens for member operations. Excludes depreciation and amortization expense and stock-based compensation expense. 45

Terms and Definitions (Cont’d) Financial Metrics (Cont’d): > SG&A: consist of sales and marketing, general and administrative and sourcing, development and other expenses. Excludes depreciation and amortization expense, stock- based compensation expense, expense related to stock-based payments for services rendered by consultants, expense related to costs associated with mergers, acquisitions divestitures, and capital raising activities, legal, tax, and regulatory reserves or settlements. > Building Margin: is a non-GAAP measure we define as membership and services revenue, excluding management fees earned at Unconsolidated Locations, less location operating expenses, before depreciation and amortization, stock-based compensation and certain indirect location operating overhead expenses. > Adj. EBITDA: is a non-GAAP measure we define as net loss before income tax (benefit) provision, interest and other (income) expenses, net, depreciation and amortization expense, restructuring and other related cost, impairment /(gain on sale) of goodwill, intangibles and other assets, stock-based compensation expense, stock-based payments for services rendered by consultants, change in fair value of contingent consideration liabilities, legal, tax and regulatory reserves and settlements, legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions (as defined in Note 1 of the Notes to the Condensed Consolidated Financial Statements included in Form 10-Q for the third quarter of 2022) net of any insurance or other recoveries, and expenses related to costs associated with mergers, acquisitions, divestitures and capital raising activities. > Free Cash Flow: is a non-GAAP measure we define as net cash provided by (used in) operating activities less purchases of property, equipment and capitalized software, each as presented in the Company's condensed consolidated statements of cash flows and calculated in accordance with GAAP. 46

Market Share Methodology & Sources

Market	Market Stock as of Q4'22 Source	Square Feet Leased in Q4'22 and Full-Year Source
Boston	> Total Boston commercial office square footage of 82m per CBRE	> Boston leasing activity of 760k square feet in Q4 and 4.80m square feet in FY'22 CBRE estimate
New York	> Total Manhattan commercial office square footage of 415m per Cushman and Wakefield	> Manhattan leasing activity of 4.10m square feet in Q4 and 24.27m square feet in FY'22 per Cushman and Wakefield estimate
Miami	> Total Miami commercial office square footage of 40m per Cushman and Wakefield	> Miami leasing activity of 710k square feet in Q4 and 3.54m square feet in FY'22 per Cushman and Wakefield estimate
San Francisco	> Total San Francisco commercial office square footage of 210m per Jones Lang LaSalle, inclusive of Silicon Valley and Oakland	> San Francisco leasing activity of 1.84m square feet in Q4 and 11.00m square feet in FY'22 per Jones Lang LaSalle estimate, inclusive of Silicon Valley and Oakland
Chicago	> Total Chicago CBD market stock of 143m square feet per Cushman and Wakefield	> Chicago leasing activity of 930k square feet in Q4 and 5.57m square feet in FY'22 per Cushman and Wakefield
London	> Total London commercial office square footage of 285m per Cushman and Wakefield (as of Q2 2022)	> London leasing activity of 2.10m square feet in Q4 and 10.10m square feet in FY'22 per Jones Lang LaSalle
Dublin	> Total Dublin commercial office square footage of 47m per JLL Q2'22 Report	> Dublin leasing activity of 560k square feet in Q4 and 2.62m square feet in FY'22 square feet per Cushman and Wakefield estimate
Paris	> Total Paris commercial office square footage of 226m per estimate	> Paris leasing activity of 3.82m square feet in Q4 and 12.10m square feet in FY'22 per Immostat estimate
Berlin	> Total Berlin commercial office square footage of 228m per Jones Lang LaSalle	> Berlin leasing activity of 1.77m square feet in Q4 and 7.98m square feet in FY'22 per CBRE estimate wework KIRKLAND & ELLIS PJT Partners 47

Disclaimer Certain statements made in this document may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork Inc. (together with its direct and indirect subsidiaries, the Company or WeWork ) believes the expectations reflected in any forward- looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to refinance, extend, restructure or repay outstanding debt; its outstanding indebtedness; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; retail and credit market conditions; impairments; its current and projected liquidity needs; changes in general economic conditions, including as a result of the COVID-19 pandemic and the conflict in Ukraine; its expectations regarding exits of underperforming locations, including the timing of any such exits and its ability to retain its members; delays in customers and prospective customers returning to the office and taking occupancy as a result of the COVID-19 pandemic and the emergence of variants leading to a parallel delay in receiving the corresponding revenue; the impact of foreign exchange rates on WeWork’s financial performance; and WeWork's inability to implement its business plan or meet or exceed its financial projections. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Neither PJT Partners LP ( PJT Partners ), Kirkland & Ellis LLP (together with its affiliates, K&E ), nor WeWork undertake a duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law. Certain financial information in this document is based on our estimated financial results for the quarter and year ended December 31, 2022. WeWork has not finalized its financial results for the quarter and year ended December 31, 2022. Estimated amounts mentioned in this document may differ from actual amounts in our finalized financial results for the quarter and year ended December 31, 2022 due to various factors, including those discussed in WeWork's annual and quarterly periodic reports and other documents filed with the SEC and the additional procedures that WeWork will undertake to finalize its results. This document and the oral remarks made in connection herewith may contain forward-looking information, including, without limitation, financial projections and other estimates with respect to the anticipated performance of the Company (collectively, the “Projections”). The Projections have been prepared in good faith based upon assumptions that the Company believes to be reasonable as of the date on the cover of this document, it being understood that the Projections are as to future events and are not to be viewed as facts, that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You should reference the “Risk Factors” included in the Company’s filings with the SEC from time to time for a discussion of the significant risks, uncertainties and contingencies involving the Company. In addition, the Projections were not prepared with a view to public disclosure or compliance with guidance or rules of the SEC, the guidelines established by the Public Company Accounting Oversight Board or U.S. generally accepted accounting principles or any other applicable accounting principles. PJT Partners makes no representations regarding the accuracy, completeness or reasonableness of the Projections or the assumptions on which the Projections are based. K&E makes no representation, warranty (express or implied) or claim regarding the accuracy, completeness or reasonableness of this document or any information contained herein. This document also contains estimates and information concerning the Company's industry, market size, and growth rates of the markets in which the Company participates, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors. These and other factors could cause results to differ materially from those expressed in these publications and reports. 48

Disclaimer (Cont’d) This document does not purport to be all-inclusive, is “as is” and is based, in part, on information obtained from other sources. PJT Partners, K&E and the Company have assumed and relied upon the accuracy and completeness of such information for purposes of this document and have not independently verified any such information. Neither PJT Partners, K&E, the Company nor any of their respective affiliates or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this document or any oral information provided in connection herewith, or any data it generates and expressly disclaim to the fullest extent permitted by law any and all liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information or any errors or omissions therein. Any views or terms contained herein are preliminary, and are based on financial, economic, market and other conditions prevailing as of the date of this document and are subject to change. PJT Partners, K&E and the Company undertake no obligations or responsibility to update any of the information contained in this document. Past performance does not guarantee or predict future performance. By accessing this document, you acknowledge your understanding that the actual results could very materially and substantially from the Projections and other forward-looking statements contained herein. All information herein speaks only as of (1) the date hereof, in the case of information about the Company and (2) the date of such information, in the case of information from persons other than the Company. This document does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. This document does not constitute and should not be considered as any form of legal or tax advice, financial opinion or recommendation by PJT Partners, K&E, WeWork or any of their respective affiliates. This document is not, and under no circumstances is to be construed as, a prospectus, a public offering, or an offering memorandum as defined under any applicable securities laws. This document is not a research report nor should it be construed as such. PJT Partners is a SEC registered broker-dealer and is a member of FINRA and SIPC. PJT Partners is represented in the United Kingdom by PJT Partners (UK) Limited. PJT Partners (UK) Limited is authorised and regulated by the Financial Conduct Authority (Ref No. 678983) and is a Company registered in England and Wales (No. 9424559). PJT Partners is represented in Spain by PJT Partners Park Hill (Spain) A.V., S.A.U., a firm authorized and regulated by the Comision Nacional del Mercado de Valores (“CNMV”). PJT Partners is represented in Hong Kong by PJT Partners (HK) Limited, authorised and regulated by the Securities and Futures Commission. In connection with our capital raising services in Canada, PJT Partners relies on the international dealer exemption pursuant to subsection 8.18(2) of National Instrument 31-103 Registration Requirements. Please see https://pjtpartners.com/regulatory-disclosure for more information. This document and the information contained herein are not offered as, and do not (and shall not be deemed to), constitute legal advice or a legal opinion in any respect. The transmission of this document, this document, and the information contained herein are not intended to, and do not, create an attorney-client relationship between K&E and you or any other party. 49

Disclaimer (Cont’d) Use of Non-GAAP Financial Information This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States ( GAAP ), including Adjusted EBITDA, Building Margin, Adjusted Membership & Services Revenue, and Free Cash Flow. These financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net loss or other measures of profitability, liquidity or performance under GAAP. You should be aware that our presentation of these measures may not be comparable to similarly titled measures used by other companies, which may be defined and calculated differently. WeWork believes that these non-GAAP measures of financial results provide useful supplemental information and management uses forward-looking non-GAAP measures to evaluate WeWork's projected financials and operating performance. Reconciliations of historical non-GAAP measures to their most directly comparable historical GAAP counterparts are included in the Appendix to this presentation. WeWork does not provide a forward-looking reconciliation of certain forward-looking non-GAAP measures as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful. In addition, the financial information included in this presentation is not intended to comply with the requirements of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, in particular with respect to the presentation of any pro forma financial information. Copyright © 2023, PJT Partners LP (and its affiliates, as applicable). This presentation contains trademarks, service marks, trade names and copyrights of WeWork and other companies, which are the property of their respective owners. 50

Disclaimer (Cont’d) NO OFFER OR SOLICITATION This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the transactions or the related stockholder approvals or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC In connection with the transactions and the related stockholder approvals, WeWork will file with the Securities and Exchange Commission a proxy statement (as amended or supplemented from time to time, the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, WEWORK’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTIONS AND THE RELATED STOCKHOLDER APPROVALS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE RELATED STOCKHOLDER APPROVALS AND THE PARTIES TO THE TRANSACTIONS. WeWork’s stockholders and investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (when available) from the SEC’s website at www.sec.gov. WeWork stockholders and investors will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a written request to WeWork Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Investor Relations or from WeWork’s website, www.investors.wework.com. PARTICIPANTS IN THE SOLICITATION WeWork and certain of its directors and executive officers and employees may be considered participants in the solicitation of proxies from the stockholders of WeWork in respect of the stockholder approvals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of WeWork in respect of the stockholder approvals relating to the transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information regarding WeWork’s directors and executive officers is contained in WeWork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Proxy Statement on Schedule 14A, dated April 7, 2022, which are filed with the SEC, and certain of WeWork’s Current Reports on Form 8-K, filed with the SEC on May 26, 2022, June 27, 2022, August 11, 2022, December 2, 2022, February 7, 2023 and February 21, 2023. 51